UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 25, 2002









                        BACH-HAUSER, INC.
     (Exact name of registrant as specified in its charter)







Nevada                 000-26953                  88-0390697
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1561 Highway 3, Cayuga, Ontario N0A 1E0
(Address of principal executive offices)

Registrant's telephone number, including area code (905) 772-5738



ITEM 2    ACQUISITION OR DISPOSITION OF ASSETS

On October 25, 2002, Bach-Hauser, Inc. entered into an Agreement and Plan of Exchange with Plan B Productions of Utah, Inc. ("Plan B"). Pursuant to the terms of the Agreement and upon approval of the Plan B shareholders, Bach-Hauser will acquire 100% of the outstanding shares of Plan B in exchange for 2,400,000 shares of restricted common stock. Under the terms of the Agreement, Plan B will transfer all or substantially all of the rights, titles and interests in and to those assets and business to Bach-Hauser.

ITEM 7    EXHIBITS

2.1  Agreement  and  Plan of Exchange with Plan B Productions  of
     Utah, Inc.

(a) The Audited Financial Statements as of the end of most recent fiscal year and the interim period for Plan B
     Productions  of Utah, Inc.  will be filed on an amended Form
     8-K on or before January 8, 2003.

(b) The pro-forma financial statements, which serve to state the results of fiscal year ended December 31, 2001, as if the two companies had combined operations during the most fiscal year end will be filed on an amended Form 8-K on or before January 8, 2003.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Bach-Hauser, Inc.



                           By: /S/ Peter Preston
                               Peter Preston, President



                           Date November 15, 2002